Exhibit 99.4

                                    [FORM OF]
                           STANDBY PURCHASE AGREEMENT


     This is a STANDBY PURCHASE AGREEMENT (the "Agreement"), dated as of the date on the signature page between White River Capital, Inc., an Indiana corporation ("White River"), and the purchaser named on the signature page (the "Purchaser").

     White River is offering 3,500,000 shares (the "Shares") of its common stock, without par value, of White River (the "White River Common Stock") pursuant to an offering (the "Subscription Offering") to Union Acceptance Corporation's existing shareholders (who will become shareholders of White River upon effectiveness of the share exchange described in the Registration Statement (defined below)) and to certain potential standby purchasers (the "Standby Offering"). The Subscription Offering and the Standby Offering will constitute one offering (the "Offering"). The Shares being offered in the Subscription Offering are being offered to holders of record ("Record Date Holders") of the common stock of Union Acceptance Corporation ("UAC") as of the close of business on ___________, 2005 (the "Record Date") in proportion to their respective ownership of common stock of UAC outstanding on the Record Date. On or prior to the date of this Agreement, a registration statement with respect to the shares of White River Common Stock to be issued in the Offering has been declared effective by the Securities and Exchange Commission (the "Commission"). The Purchaser desires to agree to serve as a standby purchaser for a specified number of the Shares in the Offering, to the extent available after subscriptions made in the Subscription Offering, and agrees to purchase a minimum number of the Shares, as set forth in this Agreement. To that end, the parties have entered into this Agreement.

     1.   SUBSCRIPTION OFFERING; REGISTRATION OF THE WHITE RIVER COMMON STOCK

     A registration statement on Form S-1 and Form S-4 and any supplements or amendments thereto (the "Registration Statement") with respect to the Offering have been filed with, and declared effective by, the Commission. Copies of (i) the Preliminary Proxy Statement/Prospectus and the Preliminary Prospectus Supplement for Standby Purchasers, and (ii) the Proxy Statement/Prospectus and the Prospectus Supplement for Standby Purchasers included in the Registration Statement at the time the Registration Statement became effective, have been furnished to the Purchaser.

     2. PURCHASE AND DELIVERY OF SHARES

     A. The Purchaser and White River hereby acknowledge and agree that White River has entered into, or contemplates entering into, one or more additional standby purchase agreements ("Standby Purchase Agreements") with certain other parties (collectively with the Purchaser, the
          "Standby   Purchasers")  on  terms
          substantially similar to this Agreement, except that they may provide for the purchase of a different Maximum Standby Purchase Commitment and a different Minimum Standby Purchase Commitment (both as defined below).

     B. Subject to the terms, conditions and limitations of this Agreement and to the availability of Shares after subscriptions made in the Subscription Offering, the Purchaser agrees to purchase from White River, at the subscription price per Share of $10.00 (the "Subscription Price"), up to the number of Shares stated on the signature page of this Agreement, to the extent necessary to provide for full subscription for all Shares offered by White River in the Offering (the "Maximum Standby Purchase Commitment").

     C. The minimum shares to be issued by White River to Purchaser shall be determined as follows (in either case, such minimum is referred to herein as the "Minimum Standby Purchase Commitment"). In no event will the Minimum Standby Purchase Commitment exceed the Maximum Standby Purchase Commitment.

          (i) If the Purchaser is not a Record Date Holder, subject to the terms and conditions at the Closing (as defined below), White River agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from White River, at the Subscription Price, a number of Shares equal to the Maximum Standby Purchase Commitment times ___%.

          (ii) If the Purchaser is a Record Date Holder, subject to the terms and conditions at the Closing (as defined below), White River agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from White River, at the Subscription Price, a number of Shares equal to the sum of the Purchaser's Basic Subscription Amount (set forth on the signature page of this Agreement) plus ___% of the amount by which the Purchaser's Maximum Standby Purchase Commitment exceeds Purchaser's Basic Subscription Amount.

     D. If the number of Shares remaining and not subscribed for after allocations of Shares necessary to satisfy subscriptions made in the Subscription Offering and the Minimum Standby Purchase Commitments of all Standby Purchasers is less than the aggregate Maximum Standby Purchase Commitments of Standby Purchasers, such remaining Shares will be allocated pro rata among Standby Purchasers according to their respective Maximum Standby Purchase Commitments. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase such number of Shares as are allocated to the Purchaser pursuant to this Agreement.

     E. The rights and obligations of the Purchaser and White River under the Agreement are subject to any conditions or minimums described in the Registration Statement.

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

     3.   THE CLOSING

     As soon as practicable following White River's determination of the number of Shares subscribed for pursuant to the Subscription Offering, White River shall notify the Purchaser of the number of Shares to be purchased by the Purchaser pursuant to Section 2. The Shares shall be delivered, and payment for the Shares tendered, in the manner contemplated by Section 4, simultaneously with the closing of the sale of Shares pursuant to the Subscription Offering. The place, date and time for delivery of payment and Shares shall be as provided in the Registration Statement (the "Closing Time", the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transactions being referred to as the "Closing").

     4.   DELIVERY OF SHARES

     At the Closing, the Shares to be purchased by the Purchaser, registered in the name of the Purchaser or its nominee, as the Purchaser may specify to White River in writing at least four (4) business days prior to the Closing Date, shall be delivered to the Purchaser, for the Purchaser's account within three
(3) business days of Closing. At the Closing, the Purchaser shall deliver to White River the Subscription Price for each Share purchased pursuant hereto by wire transfer of immediately available funds to the account the subscription agent maintains for this purpose at Harris Trust and Savings Bank, Chicago, IL, ABA No. 071000288, for the account of Computershare Trust Company of New York, as subscription agent for White River Capital, Inc., for further credit to Account No. 227-938-8 (telephone number: (212) 701-7600).

     5.   AGREEMENTS AND CONSENTS OF PURCHASER

     The Purchaser agrees with White River that:

     A. Notwithstanding anything to the contrary contained or implied herein, without the prior written consent of White River, White River shall not be obligated to issue to the Purchaser any Shares in an amount which, when aggregated with other shares of White River Common Stock beneficially owned by the Purchaser, would exceed the greater of 4.9% of the total issued and outstanding shares of White River Common Stock upon completion of the Offering, or Purchaser's ownership percentage of UAC common stock on the Record Date.

     B. White River may, in its sole discretion, decline to issue any of the Shares to the Purchaser if, in the reasonable opinion of White River, the Purchaser is required to obtain prior clearance or approval of such transaction from any government bank regulatory authority and satisfactory evidence of such approval or clearance has not been presented to White River by the Closing Date.

     C. White River may rely upon and disclose the terms of this Agreement. Purchaser consents to disclosures concerning Purchaser in the Proxy Statement/Prospectus


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

          and the Registration Statement, or in any amendment or supplement thereto, and in any related filing or disclosures of White River.

     6.   REPRESENTATION AND WARRANTIES

     A.   White River represents and warrants to the Purchaser that:

          (i) White River has filed the Registration Statement with the Commission with respect to the Shares, and the Registration Statement has been declared effective by the Commission.

          (ii) White River has been duly incorporated and is a validly existing corporation under the laws of the State of Indiana, with the corporate power and authority to perform its obligations under this Agreement.

          (iii)The execution, delivery and performance of this Agreement by White River and the consummation by White River of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of White River. This Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of White River enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iv) The Shares, when issued and delivered by White River after payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable.

          (v) The execution and delivery of this Agreement, the consummation by White River of the transactions contemplated hereby and the compliance by White River with the terms of this Agreement do not violate the Articles of Incorporation or Bylaws of White River or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over White River or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by White River of this Agreement, the issuance of the Shares, or the consummation by White River of the other transactions contemplated by this Agreement, except such as may be required and have been obtained, or will be obtained as of the Closing, under the Securities Act of 1933, as amended and applicable state "blue sky" laws.

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

          (vi) The Registration Statement contains all material statements which are required to be stated therein and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (vii)White River has received binding subscriptions from its principal shareholders, directors, director nominees and management for at least [____________] Shares in the aggregate as part of the Offering.

     B.   The Purchaser represents and warrants to White River that:

          (i) As of the date of this Agreement, the Purchaser beneficially owns the number of shares of White River Common Stock set forth on the signature page and does not have any short positions in White River Common Stock. As of the Record Date, Purchaser beneficially owned (determined based on economic interests held by or attributable to Purchaser) the number of shares, if any, of UAC common stock set forth on the signature page as Purchaser's "Record Date holdings of UAC common stock."

          (ii) If an entity, the Purchaser is the type of entity described on the signature page, was duly formed and is validly existing and in good standing under the laws of its state of formation, with the power and authority to perform its obligations under this Agreement.

          (iii)The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser. This Agreement, when duly executed and delivered by White River, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and to general equity principles.

          (iv) The Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Purchaser has, simultaneously with or prior to the execution and delivery of this Agreement, provided White River with evidence or substantiated that such Purchaser has the financial means to satisfy its financial obligations under this Agreement. The foregoing evidence and substantiation is a true and accurate representation of such means.

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

          (v) The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions contemplated hereby and the compliance by the Purchaser, with the terms hereof, do not violate the organizational documents of the Purchaser or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, except as would not have a material adverse affect on the financial condition of Purchaser or its right or ability to perform this Agreement, or any applicable law or any order, judgment, decree, rule or regulation of any court or governmental agency or body, having jurisdiction over the Purchaser or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, is required for the valid authorization, execution, and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

          (vi) The Purchaser has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any person or persons (other than White River) with respect to the securities of White River, including, but not limited to transfer or voting any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     7.   CLOSING CONDITIONS

     The respective obligations of the Purchaser and White River to consummate the purchase and sale of the Shares shall be subject, in the discretion of White River or the Purchaser, as the case may be, to the condition that (i) all representations and warranties and other statements of the other party are, at and as of the Closing Time, true and correct in all material respects, (ii) the other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and (iii) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     8.   TERMINATION

     A. This Agreement shall terminate upon mutual written consent of the parties hereto. In addition, White River may terminate this Agreement if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser. Purchaser may terminate this Agreement if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of White River. Either of the parties may terminate this Agreement by written notice to the other if the transactions contemplated hereby are not consummated on or before September 1, 2005, unless such nonconsummation is a result of a breach of this Agreement by the party seeking to terminate.

     B. White River and the Purchaser hereby agree that any termination of this Agreement pursuant to Section 8A (other than termination in the event of a breach of this Agreement by the Purchaser or White River or misrepresentation of any of the statements made herein by the Purchaser or White River) shall be without liability to White River or the Purchaser.

     9.   FUTURE ACQUISITION AND DISPOSITION OF SHARES

     The Purchaser agrees with White River that:

     A. During the period beginning on the date of this Agreement and continuing until the Closing Date, Purchaser will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of White River Common Stock, except pursuant to any rights it is granted as a shareholder in the Offering and this Agreement, without the prior written consent of White River.

     B. Unless Purchaser is registered under the Investment Company Act of 1940, as amended, Purchaser will not sell or transfer any shares of White River Common Stock acquired pursuant to this Agreement and the Offering for a period of three months following the Closing Date.

     C. If, following the subscription offering, Purchaser will own 5% or more of the outstanding White River Common Stock, Purchaser will not sell, during the three-year period following the Closing Date, a number of shares of White River Common Stock that would cause Purchaser's ownership percentage to go below its lowest ownership percentage in the three-year testing period immediately preceding such proposed sale.

     10.  NOTICES

     All communications hereunder will be in writing and, if to White River, will be mailed, delivered or faxed and confirmed to White River at White River Capital, Inc. c/o Castle Creek Capital LLC, 6051 El Tordo, P.O. Box 1329, Rancho Santa Fe, CA 92067, Facsimile: (858) 756-8301, Attention: Mark R. Ruh, President with a copy to Eric R. Moy, Esq., Barnes & Thornburg LLP, 11 South Meridian Street, Indianapolis, Indiana 46204, Facsimile: (317) 231-7433; and if to the Purchaser, will be mailed, delivered or faxed and confirmed to it at the address on the signature page.

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


     11.  BINDING EFFECT

     This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other party.

     12.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana (excluding principles of conflicts of laws) in effect at the time of the execution hereof.

     13.  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

     14.  ENTIRE AGREEMENT

     This Agreement represents the entire understanding of the parties with respect to the matters addressed in this Agreement and supersedes all prior written and oral understanding concerning the subject matter of this Agreement.

                            [signature page follows]

                                 SIGNATURE PAGE

         The Purchaser and White River have executed this Agreement as of the day and year first above written.

                              PURCHASER INFORMATION
                               (must be completed)

1. Name of Purchaser:                   ________________________________________

2. Purchaser's Address:                 ________________________________________

                                        ________________________________________

                                        ________________________________________

                                            Facsimile number
                                                             -------------------

3. (a) Record Date holdings of UAC common stock: ________________________Shares
   (b) UAC Record Date Percentage [(a) divided by 31,019,150]:    ______ %
   (c) Basic Subscription Amount [(b) times 3,500,000]:__________________Shares* *Subject to adjustment as provided in the Registration Statement

4. Number of shares of White River Common Stock beneficially owned by Purchaser as of the date of this Agreement (giving effect to the share exchange with Union Acceptance Corporation) (See section 6B(i)):
                                                        __________________Shares

5. Maximum Standby Purchase Commitment
   (See Section 2B):                                    __________________Shares

6. Minimum Standby Purchase Commitment
   (See Section 2C):                                    __________________Shares

7. If purchaser is an entity, specify type of entity and state of formation:

                                                        ------------------------
                                                            [entity type]


                                                        ------------------------
                                                          [state of formation]


[__________Purchaser_____________]          WHITE RIVER CAPITAL, INC.


By:                                         By:
    ----------------------------               ---------------------------------
    Name:                                      Name: Mark R. Ruh
    Title:                                     Title: President
    Date:                 , 2005             Date:                       , 2005
         -----------------                        -----------------------